                                                                    Exhibit 99.4


COMBINED FINANCIAL STATEMENTS

Symetra Financial
Six Months Ended June 30, 2004 and 2003

                                Symetra Financial

                          Combined Financial Statements

                     Six Months Ended June 30, 2004 and 2003


                                    CONTENTS

Combined Financial Statements

Combined Balance Sheets........................................................1
Combined Statements of Income..................................................3
Combined Statements of Changes in Shareholder's Equity.........................4
Combined Statements of Comprehensive Income (Loss).............................5
Combined Statements of Cash Flows..............................................6
Notes to Combined Financial Statements.........................................8

                                Symetra Financial

                             Combined Balance Sheets

                                 (In thousands)

                                                                                     JUNE 30,      DECEMBER 31,
                                                                                       2004           2003
                                                                                 -------------------------------
                                                                                   (UNAUDITED)
ASSETS
Investments:
   Available-for-sale securities:
     Fixed maturities, at fair value
       (cost or amortized cost:  $16,792,727 and $16,710,722)                    $   17,659,883   $   18,044,154
     Marketable equity securities, at fair value
       (cost: $97,372 and $97,511)                                                      109,027          109,881
   Mortgage loans:
     Nonaffiliates                                                                      914,019          926,286
     Affiliates                                                                               -           33,518
   Policy loans                                                                          84,810           85,590
   Short-term investments                                                                49,074          121,751
   Other invested assets                                                                 14,699           20,957
                                                                                 -------------------------------
Total investments                                                                    18,831,512       19,342,137

Cash and cash equivalents                                                                79,659           15,028
Accrued investment income                                                               227,791          231,390
Other notes and accounts receivable                                                     154,331          114,871
Current income taxes recoverable                                                         22,227                -
Reinsurance recoverables                                                                180,341          179,754
Deferred policy acquisition costs                                                       322,746          282,291
Intangibles and goodwill                                                                146,524          150,864
Other assets                                                                              2,786            3,583
Securities lending collateral                                                         1,137,755        1,054,495
Separate account assets                                                               1,169,403        1,137,439
                                                                                 -------------------------------
Total assets                                                                     $   22,275,075   $   22,511,852
                                                                                 ===============================

                                                                                     JUNE 30,      DECEMBER 31,
                                                                                       2004           2003
                                                                                 -------------------------------
                                                                                   (UNAUDITED)
LIABILITIES AND SHAREHOLDER'S EQUITY
Funds held under deposit contracts                                               $   16,562,890   $   16,582,390
Future policy benefits                                                                  334,725          331,855
Policy and contract claims                                                              154,849          139,114
Unearned premiums                                                                        10,135            9,838
Other policyholders' funds                                                               41,154           46,554
Dividends payable to Safeco                                                              64,300               --
Other liabilities                                                                       223,994          236,447
Current income taxes payable                                                                  -           26,926
Deferred income tax liability                                                           269,301          380,137
Securities lending payable                                                            1,137,755        1,054,495
Separate account liabilities                                                          1,169,403        1,137,439
                                                                                 -------------------------------
Total liabilities                                                                    19,968,506       19,945,195

Commitments and contingencies (Note 7)

Capital stock (Note 1)                                                                    7,459            7,459
Additional paid-in capital                                                              398,721          397,354
Retained earnings                                                                     1,345,824        1,332,072
Accumulated other comprehensive income, net of taxes:
   Unrealized gains on available-for-sale securities and derivative
     financial instruments                                                              579,372          886,980
   Deferred policy acquisition costs valuation allowance                                (24,807)         (57,208)
                                                                                 -------------------------------
Total accumulated other comprehensive income                                            554,565          829,772
Total shareholder's equity                                                            2,306,569        2,566,657
                                                                                 -------------------------------
Total liabilities and shareholder's equity                                       $   22,275,075   $   22,511,852
                                                                                 ===============================

SEE CONDENSED NOTES TO COMBINED FINANCIAL STATEMENTS.

                                Symetra Financial

                          Combined Statements of Income

                                 (In thousands)

                                                                                     SIX MONTHS ENDED JUNE 30
                                                                                      2004             2003
                                                                                 -------------------------------
                                                                                           (UNAUDITED)
Revenues:
   Premiums                                                                      $      319,773   $      350,159
   Net investment income                                                                595,023          607,230
   Other revenues                                                                        44,414           42,610
   Net realized investment gains (losses)                                                33,089          (51,454)
                                                                                 -------------------------------
Total                                                                                   992,299          948,545
                                                                                 -------------------------------

Benefits and expenses:
   Policy benefits                                                                      682,979          684,365
   Other underwriting and operating expenses                                            169,640          163,545
   Amortization of deferred policy acquisition costs                                     29,367           24,317
   Intangibles and goodwill amortization                                                  4,225            3,729
                                                                                 -------------------------------
Total                                                                                   886,211          875,956
                                                                                 -------------------------------

Income before income taxes                                                              106,088           72,589

Provision (benefit) for income taxes:
   Current                                                                               (9,316)          23,044
   Deferred                                                                              37,352            1,302
                                                                                 -------------------------------
Total                                                                                    28,036           24,346
                                                                                 -------------------------------
Net income                                                                       $       78,052   $       48,243
                                                                                 ===============================

SEE CONDENSED NOTES TO COMBINED FINANCIAL STATEMENTS.

                                Symetra Financial

             Combined Statements of Changes in Shareholder's Equity

                                 (In thousands)

                                                                                     SIX MONTHS ENDED JUNE 30
                                                                                      2004             2003
                                                                                 -------------------------------
                                                                                           (UNAUDITED)
Capital stock                                                                    $        7,459   $        7,459
                                                                                 -------------------------------

Additional paid-in capital:
   Balance at beginning of year                                                         397,354          390,874
   Capital contribution from Safeco                                                           -            4,537
   Stock option expense allocation from Safeco                                            1,367                -
                                                                                 -------------------------------
   Balance at end of period                                                             398,721          395,411
                                                                                 -------------------------------

Retained earnings:
   Balance at beginning of year                                                       1,332,072        1,193,382
   Net income                                                                            78,052           48,243
   Dividend to Safeco                                                                   (64,300)               -
                                                                                 -------------------------------
   Balance at end of period                                                           1,345,824        1,241,625
                                                                                 -------------------------------

Accumulated other comprehensive income,
   net of taxes:
     Balance at beginning of year                                                       829,772          702,074
     Other comprehensive income (loss)                                                 (275,207)         419,218
                                                                                 -------------------------------
     Balance at end of period                                                           554,565        1,121,292
                                                                                 -------------------------------
Shareholder's equity                                                             $    2,306,569   $    2,765,787
                                                                                 ===============================

SEE CONDENSED NOTES TO COMBINED FINANCIAL STATEMENTS.

                                Symetra Financial

               Combined Statements of Comprehensive Income (Loss)

                                 (In thousands)

                                                                                     SIX MONTHS ENDED JUNE 30
                                                                                      2004             2003
                                                                                 -------------------------------
                                                                                           (UNAUDITED)
Net income                                                                       $       78,052   $       48,243
                                                                                 -------------------------------

Other comprehensive income (loss), net of taxes:
   Change in unrealized gains and losses on available-for-sale
     securities (net of tax: $(151,827); $221,449)                                     (281,964)         411,261
   Reclassification adjustment for net realized investment losses
     included in net income (net of tax: $(11,581); $18,009)                            (21,508)          33,444
   Derivatives qualifying as cash flow hedges--net change in fair
     value (net of tax: $(2,227); $(2,239))                                              (4,136)          (4,158)
   Adjustment for deferred policy acquisition costs valuation
     allowance (net of tax: $17,447; $(11,486))                                          32,401          (21,330)
                                                                                 -------------------------------
Other comprehensive income (loss)                                                      (275,207)         419,217
                                                                                 -------------------------------
Comprehensive income (loss)                                                      $     (197,155)  $      467,460
                                                                                 ===============================

SEE CONDENSED NOTES TO COMBINED FINANCIAL STATEMENTS.

                                Symetra Financial

                        Combined Statements of Cash Flows

                                 (In thousands)

                                                                                     SIX MONTHS ENDED JUNE 30
                                                                                      2004             2003
                                                                                 -------------------------------
                                                                                           (UNAUDITED)
OPERATING ACTIVITIES
Insurance premiums received                                                      $      280,769   $      304,033
Dividends and interest received                                                         568,136          556,473
Other operating receipts                                                                 46,065           44,694
Insurance claims and policy benefits paid                                              (223,369)        (260,784)
Underwriting, acquisition and operating costs paid                                     (228,621)        (201,824)
Income taxes paid                                                                       (39,837)         (22,759)
                                                                                 -------------------------------
Net cash provided by operating activities                                               403,143          419,833

INVESTING ACTIVITIES
Purchases of:
   Fixed maturities available-for-sale                                               (1,502,397)      (2,298,811)
   Equity securities available-for-sale                                                  (3,373)          (3,807)
   Other invested assets                                                                (46,631)          (4,574)
Issuance of nonaffiliated mortgage loans                                                      -          (61,155)
Issuance of policy loans                                                                      -          (12,045)
Maturities and calls of fixed maturities available-for-sale                             865,141        1,060,910
Sales of:
   Fixed maturities available-for-sale                                                  575,061          649,229
   Equity securities available-for-sale                                                   4,471            4,508
   Other invested assets                                                                  1,621             (227)
Repayment of nonaffiliated mortgage loans                                                45,203           49,396
Repayment of policy loans                                                                11,172           12,301
Repayment of affiliated mortgage loans                                                   33,518              818
Net decrease in short-term investments                                                   72,676           21,387
Other, net                                                                                  281              208
                                                                                 -------------------------------
Net cash provided by (used in) investing activities                                      56,743         (581,862)

FINANCING ACTIVITIES
Funds received under deposit contracts                                                  175,375          674,900
Return of funds held under deposit contracts                                           (570,630)        (540,412)
                                                                                 -------------------------------
Net cash provided by (used in) financing activities                                    (395,255)         134,488
                                                                                 -------------------------------
Net increase (decrease) in cash                                                          64,631          (27,541)

Cash and cash equivalents at beginning of period                                         15,028           45,922
                                                                                 -------------------------------
Cash and cash equivalents at end of period                                       $       79,659   $       18,381
                                                                                 ===============================

SEE CONDENSED NOTES TO COMBINED FINANCIAL STATEMENTS.

                                Symetra Financial

                        Combined Statements of Cash Flows
    Reconciliation of Net Income to Net Cash Provided by Operating Activities

                                 (In thousands)

                                                                                     SIX MONTHS ENDED JUNE 30
                                                                                      2004             2003
                                                                                 -------------------------------
                                                                                           (UNAUDITED)
Net income                                                                       $       78,052   $       48,243
                                                                                 -------------------------------

    Adjustments to reconcile net income to net cash provided by operating activities:
       Net realized investment (gains) losses                                           (33,089)          51,454
       Accretion of fixed maturity investments                                            4,003          (17,779)
       Accrued interest on accrual bonds                                                (23,608)         (22,483)
       Amortization and depreciation                                                      4,862            4,393
       Deferred income tax provision                                                     37,352            1,302
       Interest expense on deposit contracts                                            418,843          452,560
       Mortality and expense charges and administrative fees                            (43,553)         (42,443)
       Other, net                                                                         1,415            1,301
       Changes in:
         Accrued investment income                                                        3,599            5,378
         Deferred policy acquisition costs                                                9,393          (17,901)
         Other receivables                                                               25,660          (10,385)
         Policy and contract claims                                                      15,735          (14,352)
         Future policy benefits                                                           2,870          (16,354)
         Unearned premiums                                                                  297              557
         Accrued income taxes                                                           (49,153)             235
         Other assets and liabilities                                                   (49,535)          (3,893)
                                                                                 -------------------------------
    Total adjustments                                                                   325,091          371,590
                                                                                 -------------------------------
    Net cash provided by operating activities                                    $      403,143   $      419,833
                                                                                 ===============================

There were no significant noncash financing or investing activities in the six months ended June 30, 2004 and 2003, with the exception of the $4,537 capital contribution in 2003 from Safeco disclosed in Note 9.

SEE CONDENSED NOTES TO COMBINED FINANCIAL STATEMENTS.

                                Symetra Financial

                Notes to Combined Financial Statements--Unaudited
           (All dollar amounts in thousands, unless otherwise stated)

                                  June 30, 2004

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Symetra Financial is a group of affiliated stock life insurance and financial services companies. We began as wholly owned subsidiaries of Safeco Corporation (Safeco), which is a Washington State corporation whose subsidiaries were engaged in two principal businesses: (1) property and casualty insurance, including surety; and (2) life insurance and asset management. As a part of Safeco, we were included in the segment known as Safeco Life and Investments. We are comprised primarily of Safeco Life Insurance Company, a stock life insurance company organized under the laws of the state of Washington, and its three wholly-owned subsidiaries: Safeco National Life Insurance Company, American States Life Insurance Company, and First Safeco National Life Insurance Company of New York.

These companies offer individual and group insurance products, pension products, and annuity products marketed through professional agents in all states and the District of Columbia. Our principal products measured by 2003 premiums and deposit volume include: fixed deferred annuities, stop-loss medical insurance, variable annuities, single premium immediate annuities, and individual life insurance.

Also included in this group are Safeco Administrative Services, Inc., a third-party administrator of employee benefit programs; Safeco Asset Management Company, the investment advisor for the Safeco Mutual Funds; Safeco Securities, Inc., the principal underwriter of the Safeco Mutual Funds; Safeco Investment Services, Inc., a broker-dealer; and Safeco Assigned Benefits Service Company. These affiliates were wholly-owned subsidiaries of Safeco.

On September 29, 2003, Safeco announced its intent to sell Safeco Life and Investments. For the six months ended June 30, 2004, $15,228 was accrued for employee retention bonuses associated with this planned sale, which is included in other underwriting and operating expenses in the Combined Statement of Income. See Subsequent Event Note 11.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

On August 2, 2004, the following companies were purchased by an investor group led by White Mountains Insurance Group, Ltd., and Berkshire Hathaway, Inc., and became the privately held group of companies known today as Symetra Financial:

     -   Symetra Life Insurance Company (formerly Safeco Life Insurance Company)
     - Symetra National Life Insurance Company (formerly Safeco National Life Insurance Company)
     -   American States Life Insurance Company
     - First Symetra National Life Insurance Company of New York (formerly First Safeco National Life Insurance Company of New York)
     - Symetra Administrative Services, Inc. (SAS) (formerly Safeco Administrative Services, Inc.)
     -   Symetra Asset Management Company (formerly Safeco Asset Management
         Company)
     -   Symetra Securities, Inc. (formerly Safeco Securities, Inc.)
     -   Symetra Services Corporation (formerly Safeco Services Corporation)
     - Symetra Investment Services, Inc. (formerly Safeco Investment Services, Inc.)
     - Symetra Assigned Benefits Service Company (formerly Safeco Assigned Benefits Service Company)

Throughout our Combined Financial Statements the member companies of Symetra Financial are referred to as "the Company," "we," and "our" and the new names of the entities have been used as if those names were in effect in 2003. In addition, references to affiliated companies refer to former Safeco affiliates.

BASIS OF COMBINATION AND REPORTING AND USE OF ESTIMATES

The unaudited Combined Financial Statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP) for interim financial information. Certain financial information, which is required in the annual financial statements prepared in conformity with GAAP, may not be required for interim financial reporting purposes and has been condensed or omitted. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation of results for the interim periods have been included. Results for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that may affect the amounts reported in the unaudited Combined Financial Statements and accompanying notes. Actual results could differ from those estimates.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

All significant intercompany transactions and balances have been eliminated in the Combined Financial Statements.

CAPITAL STOCK

Capital stock for Symetra Financial is comprised of the following (in thousands, except par value and share amounts):

                                                                                                  SHARES
                                              CAPITAL            PAR            SHARES          ISSUED AND
COMPANY                                        STOCK            VALUE         AUTHORIZED        OUTSTANDING         VALUE
--------------------------------------------------------------------------------------------------------------------------
Symetra Life Insurance Company              Common Stock        $ 250            20,000           20,000           $ 5,000

Symetra Administrative Services, Inc.       Common Stock          100            10,000           10,000             1,000

Symetra Asset Management Company            Common Stock            1             3,000              600                .6
                                            Common Stock
                                            (non-voting)            1             3,000            2,400               2.4
                                          Preferred Stock
                                              (6% non-
                                          cumulative, non-
                                            participating)        100             4,000            4,000               400

Symetra Securities, Inc.                    Common Stock          100            10,000           10,000             1,000

Symetra Services Corporation                Common Stock          100               500              500                50

Symetra Investment Services, Inc.           Common Stock          .10        50,000,000           50,000                 5

Symetra Assigned Benefits Service
  Company                                   Common Stock            1             1,000            1,000                 1
                                                                                                                   -------

Total                                                                                                              $ 7,459
                                                                                                                   =======

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

NEW ACCOUNTING STANDARDS

New accounting pronouncements that we have recently adopted, or will adopt in the near future, are as follows:

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA) STATEMENT OF POSITION
(SOP) 03-1, "ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS"
The provisions of SOP 03-1 are effective for fiscal years beginning after December 15, 2003. SOP 03-1 provides guidance in three areas: separate account presentation and valuation; the accounting recognition given sales inducements; and the classification and valuation of long-duration contract liabilities. We adopted SOP 03-1 effective January 1, 2004. Upon adoption, there was no material impact to our Combined Financial Statements.

EMERGING ISSUES TASK FORCE (EITF) 03-1, "THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS"
The provisions of EITF 03-1 are effective for fiscal years ending after December 15, 2003. EITF 03-1 provides disclosure requirements for investments in debt and marketable equity securities that are accounted for under SFAS 115. We have included the required disclosures within this report.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

2. INVESTMENTS

The following tables summarize our fixed maturities and marketable equity securities:

                                                                              JUNE 30, 2004
                                               -----------------------------------------------------------------------------
                                                  COST OR          GROSS           GROSS            NET
                                                 AMORTIZED       UNREALIZED      UNREALIZED      UNREALIZED        FAIR
                                                   COST            GAINS           LOSSES          GAINS           VALUE
                                               -----------------------------------------------------------------------------
Fixed maturities:
   U.S. Government and agencies                $     827,077   $     151,879   $      (4,509)  $     147,370   $     974,447
   State and political subdivisions                  688,892          53,126          (8,876)         44,250         733,142
   Foreign governments                               238,646          66,181             (14)         66,167         304,813
   Corporate securities                           10,852,355         650,730        (116,024)        534,706      11,387,061
   Mortgage-backed securities                      4,185,757         135,571         (60,908)         74,663       4,260,420
                                               -----------------------------------------------------------------------------
Total fixed maturities                            16,792,727       1,057,487        (190,331)        867,156      17,659,883
Marketable equity securities                          97,372          13,415          (1,760)         11,655         109,027
                                               -----------------------------------------------------------------------------
Total                                          $  16,890,099   $   1,070,902   $    (192,091)  $     878,811   $  17,768,910
                                               =============================================================================

                                                                              DECEMBER 31, 2003
                                               -----------------------------------------------------------------------------
                                                  COST OR          GROSS           GROSS            NET
                                                 AMORTIZED       UNREALIZED      UNREALIZED      UNREALIZED        FAIR
                                                   COST            GAINS           LOSSES          GAINS           VALUE
                                               -----------------------------------------------------------------------------
Fixed maturities:
   U.S. Government and agencies                $     395,684   $      76,380   $        (638)  $      75,742   $     471,426
   State and political subdivisions                  585,405          63,595          (3,569)         60,026         645,431
   Foreign governments                               236,843          75,344               -          75,344         312,187
   Corporate securities                           11,291,051       1,034,829         (64,644)        970,185      12,261,236
   Mortgage-backed securities                      4,201,739         189,290         (37,155)        152,135       4,353,874
                                               -----------------------------------------------------------------------------
Total fixed maturities                            16,710,722       1,439,438        (106,006)      1,333,432      18,044,154
Marketable equity securities                          97,511          14,034          (1,664)         12,370         109,881
                                               -----------------------------------------------------------------------------
Total                                          $  16,808,233   $   1,453,472   $    (107,670)  $   1,345,802   $  18,154,035
                                               =============================================================================

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

2. INVESTMENTS (CONTINUED)

The following table shows our investments' gross unrealized losses and fair values, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at June 30, 2004:

                                           LESS THAN 12 MONTHS            12 MONTHS OR MORE                  TOTAL
                                     ----------------------------- ---------------------------   ----------------------------
                                                         GROSS                         GROSS                         GROSS
                                                       UNREALIZED                    UNREALIZED                    UNREALIZED
                                        FAIR VALUE       LOSSES       FAIR VALUE       LOSSES       FAIR VALUE       LOSSES
                                     ----------------------------- ---------------------------   ----------------------------
Fixed maturities:
   U.S. Government and agencies      $   148,769    $  (4,509)     $     --       $     --       $  148,769        $  (4,509)
   State and political subdivisions      188,107       (4,679)       40,619         (4,197)         228,726           (8,876)
   Foreign governments                     1,438          (14)           --             --            1,438              (14)
   Corporate securities                2,383,423      (78,233)      442,184        (37,791)       2,825,607         (116,024)
   Mortgage-backed securities          1,537,349      (40,700)      261,345        (20,208)       1,798,694          (60,908)
                                     ---------------------------   ---------------------------   ---------------------------
Total fixed maturities                 4,259,086     (128,135)      744,148        (62,196)       5,003,234         (190,331)
Marketable equity securities               8,171         (827)        5,100           (933)          13,271           (1,760)
                                     ---------------------------   ---------------------------   ---------------------------
Total                                $ 4,267,257    $(128,962)     $749,248       $(63,129)      $5,016,505        $(192,091)
                                     ===========================   ===========================   ===========================

The unrealized losses of these investments represented approximately 1.1% of the cost of our investment portfolio at June 30, 2004.

We reviewed all our investments with unrealized losses at June 30, 2004 in accordance with our impairment policy. Our evaluation concluded that these declines in fair value were temporary after considering:

- That the majority of such losses for securities in an unrealized loss position for less than 12 months were interest rate related

- For securities in an unrealized loss position for 12 months or more, the financial condition and near term prospects of the issuer of the security, including any specific events that may affect its operation or earnings potential

-   Our intent and ability to hold the security long enough to recover its value

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

2. INVESTMENTS (CONTINUED)

The following table summarizes the cost or amortized cost and fair value of fixed maturities at June 30, 2004, by contractual years-to-maturity. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

                                                                      COST OR
                                                                     AMORTIZED         FAIR
                                                                       COST            VALUE
                                                                   -----------------------------
      One year or less                                             $     677,245   $     694,258
      Over one year through five years                                 2,769,652       2,894,067
      Over five years through ten years                                2,921,428       2,994,504
      Over ten years                                                   6,238,645       6,816,634
      Mortgage-backed securities                                       4,185,757       4,260,420
                                                                   -----------------------------
      Total fixed maturities                                       $  16,792,727   $  17,659,883
                                                                   =============================

The carrying value of securities on deposit with state regulatory authorities was $10,981 at June 30, 2004, and $10,966 at December 31, 2003.

The following table summarizes our combined net investment income:

                                                                         SIX MONTHS ENDED
                                                                              JUNE 30
                                                                       2004            2003
                                                                   -----------------------------
      Interest:
         Fixed maturities                                          $     541,994   $     555,993
         Mortgage loans                                                   35,964          37,413
         Short-term investments                                            1,954           2,433
      Dividends:
         Marketable equity securities                                      2,232           2,766
         Redeemable preferred stock                                        3,349           5,081
      Other                                                               13,708           7,069
                                                                   -----------------------------
      Total investment income                                            599,201         610,755
      Investment expenses                                                 (4,178)         (3,525)
                                                                   -----------------------------
      Net investment income                                        $     595,023   $     607,230
                                                                   =============================

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

2. INVESTMENTS (CONTINUED)

The following table summarizes our combined net realized investment gains (losses) before income taxes:

                                                                      SIX MONTHS ENDED JUNE 30
                                                                       2004            2003
                                                                   -----------------------------
   Fixed maturities                                                $      30,189   $     (54,799)
   Marketable equity securities                                              958          (1,657)
   Other invested assets                                                   1,890           3,130
   Deferred policy acquisition costs adjustment                               52           1,872
                                                                   -----------------------------
   Net realized investment gains (losses) before income taxes      $      33,089   $     (51,454)
                                                                   =============================

3. DERIVATIVE FINANCIAL INSTRUMENTS

Derivatives are instruments whose values are derived from an underlying instrument, indices or rates, have notional amounts and can be net settled. This may include derivatives that are "embedded" in other derivative instruments or in certain existing assets or liabilities. We use derivative financial instruments, including interest rate swaps and options, as a means of hedging exposure to equity price changes and/or interest rate risk on anticipated transactions or on existing assets and liabilities.

Interest rate risk is the risk of economic losses due to changes in the level of interest rates. We manage interest rate risk through active portfolio management and selective use of interest rate swaps as hedges to change the characteristics of certain assets and liabilities. With interest rate swap agreements, we exchange with a counterparty, at specified intervals, interest rate payments of differing character (for example, fixed-rate payments exchanged for variable-rate payments), based on an underlying principal balance (notional amount). No cash is exchanged at the outset of the contract and no principal payments are made by either party. The net interest accrued and the net interest payments made at each interest payment due date are recorded to interest income or expense, depending on the hedged item.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

3. DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)

FAIR VALUE HEDGES

We use interest rate swaps to offset the change in fair value of certain fixed-rate assets. At June 30, 2004, we had $317,075 of notional amounts outstanding relating to such hedges. There was no hedge ineffectiveness recognized in earnings related to these fair value hedges in the six months ended June 30, 2004 and 2003.

CASH FLOW HEDGES

We also use interest rate swaps to hedge the variability of future cash flows arising from changes in interest rates associated with certain variable rate assets and forecasted transactions. At June 30, 2004, we had $75,000 of notional amounts outstanding relating to such hedges. These derivatives have been designated as cash flow hedges and, because they have been determined to be highly effective, we recognize the changes in fair value of the derivative as a component of Other Comprehensive Income (OCI), net of deferred income taxes, until the hedged transaction affects current earnings. At the time current earnings are affected by the variability of cash flows due to interest rate changes, the related portion of deferred gains or losses on cash flow hedge derivatives are reclassified from OCI and recorded in the Combined Statements of Income. Amounts recorded in OCI related to derivatives qualifying as cash flow hedges resulted in a decrease of $4,065 after tax for the six months ended June 30, 2004 and a decrease of $3,084 after tax for the same period in 2003.

The interest rate swaps related to forecasted transactions that are considered probable of occurring are considered to be highly effective and qualify for hedge treatment under Statement of Financial Accounting Standards (SFAS) 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 requires that amounts deferred in OCI be reclassified into earnings either when the forecasted transaction occurs, or when it is considered not probable of occurring--whichever happens sooner. For the six months ended June 30, 2004, $11,450 pretax ($7,443 after tax) was reclassified from OCI to earnings relating to forecasted transactions that were considered no longer probable of occurring. For the six months ended June 30, 2003, $15,215 pretax ($9,890 after tax) was reclassified from OCI into earnings relating to forecasted transactions that were considered no longer probable of occurring.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

3. DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)

OTHER DERIVATIVES

In 1997, we introduced an equity indexed annuity (EIA) product that credits the policyholder based on a percentage of the gain in the S&P 500 Index. Sales of the EIA product were suspended in the fourth quarter of 1998. In connection with this product, we have a hedging program with the objective to hedge the exposure to changes in the S&P 500 Index. This program consists of buying S&P 500 Index options. As permitted under a grandfathering clause in SFAS 133, we elected not to apply the fair value adjustment requirement of this statement to the embedded derivatives contained in the liability related to EIA products sold prior to January 1, 1999. The change in fair value of the options, as well as any gains or losses when they expire or terminate, are recognized as an adjustment to Policy Benefits in the Combined Statements of Income.

4. REINSURANCE

We use reinsurance to manage exposure to potential losses. Although the reinsurer is liable to us to the extent of the reinsurance ceded, we remain primarily liable to the policyholders as the direct insurer on all risks reinsured. We evaluate the financial condition of our reinsurers to minimize our exposure to losses from reinsurer insolvencies. To our knowledge, none of our major reinsurers is currently experiencing material financial difficulties. We analyze reinsurance recoverables according to the credit ratings and types of our reinsurers. Of the total amounts due from reinsurers balance at June 30, 2004, 95.1% was with reinsurers rated A or higher by A.M. Best. We had no reserve for uncollectible reinsurance in 2003. None of our reinsurance contracts exclude certified terrorist acts.

Individual Life Reinsurance - For our individual life business, we have coinsurance agreements where the reinsurer reimburses us based on the percentage in the contract that range from 50% to 80%, based upon the year that the policy was written. For policies written prior to 2000, we recover 50% of the death benefit that we pay on covered claims from the reinsurer. This percentage was increased in 2000 to 80% for a majority of the policies written, and was increased in 2002 to cover 80% of all policies written.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

4. REINSURANCE (CONTINUED)

Group Long-Term Disability and Group Short-Term Disability - We reinsure 100% of our Group Long-Term Disability and Group Short-Term Disability business. The reinsurer is responsible for paying all claims.

Reinsurance recoverables are comprised of the following amounts:

                                                                                   JUNE 30,     DECEMBER 31,
                                                                                     2004           2003
                                                                                ----------------------------
LIFE INSURANCE
Reinsurance recoverables on:
   Policy and contract claim reserves                                           $       3,002   $      3,689
   Paid claims                                                                          1,139          1,841
   Life policy liabilities                                                             91,333         90,607
                                                                                ----------------------------
Total life insurance                                                                   95,474         96,137
                                                                                ----------------------------

ACCIDENT AND HEALTH INSURANCE
Reinsurance recoverables on:
   Policy and contract claim reserves                                                  84,493         83,425
   Paid claims                                                                            374            192
                                                                                ----------------------------
Total accident and health insurance                                                    84,867         83,617
                                                                                ----------------------------
Total reinsurance recoverables                                                  $     180,341   $    179,754
                                                                                ============================

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

4. REINSURANCE (CONTINUED)

The effects of reinsurance on earned premiums are as follows:

                                                                                  SIX MONTHS ENDED JUNE 30
                                                                                    2004           2003
                                                                                ---------------------------
      EARNED PREMIUMS
      Direct:
         Accident and health premiums                                           $    242,075   $    221,018
         Life insurance premiums                                                      86,120         81,848
                                                                                ---------------------------
         Total                                                                       328,195        302,866
                                                                                ---------------------------

      Ceded:
         Accident and health premiums                                                (10,598)        (8,160)
         Life insurance premiums                                                     (17,546)       (14,453)
                                                                                ---------------------------
         Total                                                                       (28,144)       (22,613)
                                                                                ---------------------------

      Assumed:
         Accident and health premiums                                                 19,586         69,343
         Life insurance premiums                                                         136            563
                                                                                ---------------------------
         Total                                                                        19,722         69,906
                                                                                ---------------------------
         Total earned premiums                                                  $    319,773   $    350,159
                                                                                ===========================

The decrease in assumed accident and health premiums reflects the completion of renewals of acquired stop-loss medical business on to Symetra Life Insurance Company paper.

Ceded reinsurance reduced our policy benefits by $10,947 and $13,091 for the six months ended June 30, 2004 and 2003.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

5. INCOME TAXES

We use the liability method of accounting for income taxes in accordance with SFAS 109, "Accounting for Income Taxes," under which deferred income tax assets and liabilities are determined based on the differences between their financial reporting and their tax bases and are measured using the enacted tax rates.

For the six months ended June 30, 2004, the difference of $9,095 between income tax computed by applying the U.S. federal income tax rate of 35% to income before income taxes and the combined provision for income taxes was primarily due to the tax effect of the separate accounts dividend received deduction, and the favorable resolution of outstanding tax contingency items, which amounted to $1,432 and $8,037, respectively. For the six months ended June 30, 2003, the difference of $1,060 was due to the separate accounts dividend received deduction and other true-up adjustments, which amounted to $1,554 and $(494), respectively.

The tax effects of temporary differences which give rise to the deferred income tax assets and deferred income tax liabilities at June 30, 2004 and December 31, 2003 were as follows:

                                                                                  JUNE 30,     DECEMBER 31,
                                                                                   2004           2003
                                                                                ---------------------------
      Deferred income tax assets:
         Goodwill                                                               $     4,266    $      4,515
         Adjustment to life policy liabilities                                       69,979          93,094
         Adjustment to claims reserves                                                  (64)          3,627
         Capitalization of policy acquisition costs                                  71,357          76,060
         Investment impairments                                                      32,873          44,719
         Capital loss carryforwards                                                  11,536           8,400
         Postretirement benefits                                                        319           4,210
         Uncollected premium adjustment                                               8,277           8,109
         Guaranty fund assessments                                                      726             728
         Other                                                                        1,953           7,338
                                                                                ---------------------------
      Total deferred income tax assets                                              201,222         250,800
                                                                                ---------------------------

      Deferred income tax liabilities:
         Unrealized appreciation of investment securities (net of deferred
           policy acquisition costs adjustment of $13,357and $30,804)               298,570         446,797
         Deferred policy acquisition costs                                          126,319         129,606
         Bond discount accrual                                                       18,589          29,145
         Present value of future profits                                             15,015          15,819
         Intangible assets                                                           11,227           8,086
         Other                                                                          803           1,484
                                                                                ---------------------------
      Total deferred income tax liabilities                                         470,523         630,937
                                                                                ---------------------------
      Net deferred income tax liability                                         $   269,301    $    380,137
                                                                                ===========================

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

6. COMPREHENSIVE INCOME

Comprehensive income is defined as all changes in Shareholder's Equity, except those arising from transactions with shareholders. Comprehensive income includes net income and OCI, which for us consists of changes in unrealized gains or losses of investments carried at market value and deferred policy acquisition costs valuation allowance.

The components of OCI are as follows:

                                                                                  JUNE 30,    DECEMBER 31,
                                                                                    2004         2003
                                                                                --------------------------
         Net unrealized gains on available-for-sale securities                  $   878,761   $  1,345,641
         Net unrealized gains on derivative financial instruments                    12,410         18,773
         Adjustment for deferred policy acquisition costs                           (38,164)       (88,012)
         Deferred income taxes                                                     (298,442)      (446,630)
                                                                                --------------------------
         Accumulated OCI                                                        $   554,565   $    829,772
                                                                                ==========================

The following summarizes the net changes in OCI:

                                                                                 SIX MONTHS ENDED JUNE 30
                                                                                   2004           2003
                                                                                --------------------------
         Increase (decrease) in unrealized appreciation/depreciation of:
            Available-for-sale securities                                       $  (466,880)  $    684,163
            Derivative financial instruments                                         (6,363)        (6,397)
         Adjustment for deferred policy acquisition costs                            49,848        (32,816)
         Deferred income taxes                                                      148,188       (225,733)
                                                                                --------------------------
         Net change in accumulated OCI                                          $  (275,207)  $    419,217
                                                                                ==========================

7. COMMITMENTS AND CONTINGENCIES

At June 30, 2004 and December 31, 2003, unfunded mortgage loan commitments were $13,340 and $16,475. We had no other material commitments or contingencies at June 30, 2004 or December 31, 2003.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

8. EMPLOYEE BENEFIT PLANS

CASH BALANCE PLAN

The Safeco Employee's Cash Balance Plan (CBP) is a noncontributory defined benefit plan that provides benefits for each year of service after 1988, based on the participant's eligible compensation plus a stipulated rate of return on the benefit balance. Safeco makes contributions to the CBP based on the funding requirements set by the Employee Retirement Income Security Act (ERISA). Costs allocated to the Company for this plan were 1% or less of income before income taxes for the six months ended June 30, 2004 and 2003.

OTHER POSTRETIREMENT BENEFITS

In addition, Safeco provides certain healthcare and life insurance benefits and other post-retirement benefits (collectively OPRB) for certain retired employees, their beneficiaries, and eligible dependents.

Safeco amended their OPRB program in the third quarter of 2003. The amendments created negative prior service cost, which will be amortized over the average remaining service period of all active participants. The related amortization resulted in a credit to OPRB expense. Amounts allocated to the Company related to OPRB for the six months ended June 30, 2004 and 2003 were $(661) and $1,572.

STOCK BASED COMPENSATION

The Company participates in Safeco's Long-Term Incentive Plan of 1997 (the
Plan), as amended. Incentive stock options, non-qualified stock options, restricted stock rights (RSR), performance stock rights (PSR) and stock appreciation rights are authorized under the Plan. Safeco grants stock-based compensation awards at the fair market value of the stock on the day of the grant.

Prior to 2003, Safeco applied Accounting Principles Board (APB) Opinion 25 in accounting for their stock options, as allowed under SFAS 123 "Accounting for Stock-Based Compensation," as amended. Under APB 25, Safeco recognized no compensation expense related to options because the exercise price of their employee stock options equaled the fair market value of the underlying stock on the date of grant. Effective in the second quarter of 2004, they replaced their annual stock option program with a restricted stock program.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

8. EMPLOYEE BENEFIT PLANS (CONTINUED)

In December 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," amending SFAS 123, to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation under SFAS 123. Safeco adopted the fair value method for accounting for stock-based compensation effective January 1, 2003, using the prospective basis transition method. Under this method, Safeco has recognized stock-based compensation expense for options granted modified or settled after January 1, 2003. Stock-based compensation expense allocated to the company was $1,883 for the six months ended June 30, 2004, and $532 for the six months ended June 30, 2003. These amounts include stock option expense of $1,367 and $0, respectively.

As a result of Safeco's sale of the Safeco Life and Investment companies, Safeco retained the liabilities related to the OPRB, CBP and Safeco's Long-Term Incentive Plan of 1997.

9. RELATED PARTIES

During the six months ended June 30, 2003, liabilities of $4,537 owed to Safeco were forgiven and reflected as a capital contribution.

In June 2000, the Company issued a guarantee to General America Corporation
(GAC), an affiliate. Under the guarantee, the Company guarantees repayment of a loan made by GAC to Investar Holdings (Investar), a life and investments insurance agency. Safeco's analysis of Investar determined Investar's equity at risk was not sufficient to finance its activities and is therefore considered a Variable Interest Entity (VIE) as defined under Financial Interpretation Number
(FIN) "Consolidation of Variable Interest Entities" 45R. The loan is guaranteed by the assets of Investar and personally guaranteed by its equity holders. Based on Safeco's analysis of Investar's expected losses and expected residual returns, neither GAC nor the Company is the primary beneficiary. The potential exposure to losses is limited to the senior debt holding, which was $17,334 at June 30, 2004, excluding the value of rights to the assets of the agency and personal guarantees provided by the equity holders. The loan was made in June 2000 and matures in June 2017. On August 2, 2004, Symetra Financial Corporation acquired this loan from GAC and the guarantee is no longer in effect. We do not have any guarantees subject to the recognition provisions of FIN 45.

During the six months ended June 30, 2004, the Company declared a shareholder dividend of $64,300 payable to Safeco in accordance with the terms of the Stock Purchase Agreement (SPA) (See Note 11).

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

9. RELATED PARTIES (CONTINUED)

On March 12, 2004, the Company purchased three mortgage loans from Safeco Insurance Company of America at current book value plus accrued interest totaling $7,237, which approximated fair value.

Various affiliated property and casualty insurance companies directly purchased structured settlement annuities from the Company totaling $1,472 for the six months ended June 30, 2004.

10. SEGMENT INFORMATION

We provide a broad range of products and services that include individual and group insurance products, pension products and annuity products. These operations are managed separately as five reportable segments: Group, Income Annuities, Retirement Services, Individual and Other based on product groupings:

      Group's principal product is stop-loss medical insurance sold to employers with self-insured medical plans. Also included in this segment are group life, accidental death and dismemberment insurance and disability products.

      Income Annuities' principal product is the structured settlement annuity that is sold to fund third-party personal injury settlements, providing a reliable income stream to the injured party.

      Retirement Services' products are primarily fixed and variable deferred annuities (both qualified and non-qualified), tax-sheltered annuities (marketed to teachers and not-for-profit organizations), guaranteed investment contracts and corporate retirement funds.
      Individual's products include term, universal and variable universal life and bank owned life insurance.

      Asset Management is comprised of managing the assets of Safeco Mutual Funds and the investment portfolios supporting our variable annuity and variable universal life products.

      Other is comprised mainly of investment income resulting from the investment of capital and accumulated earnings of the operating lines of business.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

10. SEGMENT INFORMATION (CONTINUED)

We evaluate our results based upon pretax operating earnings, a non-GAAP financial measure that excludes net realized investment losses. Management believes the presentation of segment pretax operating earnings enhances the understanding of our results of operations by highlighting earnings attributable to the normal, recurring operations of the business.

The following tables present selected financial information by segment and reconcile pretax operating earnings to amounts reported in the Combined Statements of Income.

                                                        SIX MONTHS ENDED JUNE 30, 2004
                                           ---------------------------------------------------------
                                                             INCOME       RETIREMENT
                                              GROUP         ANNUITIES      SERVICES      INDIVIDUAL
                                           ---------------------------------------------------------
Revenues:
   Premiums                                $    251,063   $          -   $         71   $     68,639
   Net investment income                          2,753        245,261        179,435        115,372
   Other revenue                                      1            225         12,842          7,594
                                           ---------------------------------------------------------
Total (excluding net realized
   investment gains)                            253,817        245,486        192,348        191,605

Benefits and expenses:
   Policy benefits                              172,771        234,976        134,076        141,156
   Other operating expenses                      62,119          8,166         30,640         30,964
   Amortization of deferred
     policy acquisition costs                     9,003              -         14,207          6,157
   Intangibles and goodwill
     amortization                                   681              -            687          1,497
                                           ---------------------------------------------------------
Total                                           244,574        243,142        179,610        179,774

Pretax operating earnings                         9,243          2,344         12,738         11,831
Net realized investment gains                       141         11,451          3,890          4,241
                                           ---------------------------------------------------------
Income before income taxes                 $      9,384   $     13,795   $     16,628   $     16,072
                                           =========================================================
Assets:
   Total investments                       $    139,043   $  7,075,981   $  6,192,746   $  3,898,867
   Separate account assets                            -              -      1,061,697        107,706
Total assets                                    314,422      7,345,293      7,958,485      4,567,436

                                                 SIX MONTHS ENDED JUNE 30, 2004
                                           ------------------------------------------
                                              ASSET
                                            MANAGEMENT       OTHER          TOTAL
                                           ------------------------------------------
Revenues:
   Premiums                                $          -   $          -   $    319,773
   Net investment income                            695         51,507        595,023
   Other revenue                                 12,756         10,996         44,414
                                           ------------------------------------------
Total (excluding net realized
   investment gains)                             13,451         62,503        959,210

Benefits and expenses:
   Policy benefits                                    -              -        682,979
   Other operating expenses                      11,034         26,717        169,640
   Amortization of deferred
     policy acquisition costs                         -              -         29,367
   Intangibles and goodwill
     amortization                                     -          1,360          4,225
                                           ------------------------------------------
Total                                            11,034         28,077        886,211

Pretax operating earnings                         2,417         34,426         72,999
Net realized investment gains                       204         13,162         33,089
                                           ------------------------------------------
Income before income taxes                 $      2,621   $     47,588   $    106,088
                                           ==========================================
Assets:
   Total investments                       $     59,631   $  1,465,244   $ 18,831,512
   Separate account assets                            -              -      1,169,403
Total assets                                     80,361      2,009,078     22,275,075

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

10. SEGMENT INFORMATION (CONTINUED)

                                                        SIX MONTHS ENDED JUNE 30, 2003
                                           -----------------------------------------------------------
                                                             INCOME        RETIREMENT
                                              GROUP         ANNUITIES       SERVICES       INDIVIDUAL
                                           -----------------------------------------------------------
Revenues:
   Premiums                                $    282,201   $          -    $        150    $     67,808
   Net investment income                          3,454        261,998         180,812         117,458
   Other revenue                                  1,117            172          11,503           6,470
                                           -----------------------------------------------------------
Total (excluding net realized
   investment gains (losses)                    286,772        262,170         192,465         191,736

Benefits and expenses:
   Policy benefits                              158,650        234,123         141,521         150,071
   Other operating expenses                      69,195          9,617          27,627          32,387
   Amortization of deferred
     policy acquisition costs                     4,684              -          13,522           6,111
   Intangibles and goodwill
     amortization                                   681              -             (91)          1,778
                                           -----------------------------------------------------------
 Total                                          233,210        243,740         182,579         190,347

Pretax operating earnings                        53,562         18,430           9,886           1,389
Net realized investment gains
   (losses)                                         296        (15,183)        (13,993)        (15,098)
                                           -----------------------------------------------------------
Income (loss) before income
   taxes                                   $     53,858   $      3,247    $     (4,107)   $    (13,709)
                                           ===========================================================

                                                 SIX MONTHS ENDED JUNE 30, 2003
                                           -------------------------------------------
                                              ASSET
                                            MANAGEMENT       OTHER          TOTAL
                                           -------------------------------------------
Revenues:
   Premiums                                $          -   $          -    $    350,159
   Net investment income                            505         43,003         607,230
   Other revenue                                 12,399         10,949          42,610
                                           -------------------------------------------
Total (excluding net realized
   investment gains (losses)                     12,904         53,952         999,999

Benefits and expenses:
   Policy benefits                                    -              -         684,365
   Other operating expenses                      12,666         12,053         163,545
   Amortization of deferred
     policy acquisition costs                         -              -          24,317
   Intangibles and goodwill
     amortization                                     -          1,361           3,729
                                           -------------------------------------------
 Total                                           12,666         13,414         875,956

Pretax operating earnings                           238         40,538         124,043
Net realized investment gains
   (losses)                                        (738)        (6,738)        (51,454)
                                           -------------------------------------------
Income (loss) before income
   taxes                                   $       (500)  $     33,800    $     72,589
                                           ===========================================

                                                                  DECEMBER 31, 2003
                                           -----------------------------------------------------------
                                                             INCOME        RETIREMENT
                                              GROUP         ANNUITIES       SERVICES       INDIVIDUAL
                                           -----------------------------------------------------------
Assets:                                    $    158,885   $  7,291,134    $  6,393,137    $  3,900,041
   Total investments
   Separate account assets                            -              -       1,032,272         105,167
   Total assets                                 343,391      7,544,307       8,036,974       4,485,061

                                                         DECEMBER 31, 2003
                                           -------------------------------------------
                                              ASSET
                                            MANAGEMENT       OTHER           TOTAL
                                           -------------------------------------------
Assets:                                    $     58,003   $  1,540,937    $ 19,342,137
   Total investments
   Separate account assets                            -              -       1,137,439
   Total assets                                  79,736      2,022,383      22,511,852

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

11. SUBSEQUENT EVENTS

On July 31, 2004, Safeco contributed furniture, equipment, and software to the Company with a total book value of $7,708.

On August 2, 2004, Safeco Corporation completed the sale of the Company to an investor group led by White Mountains Insurance Group, Ltd. and Berkshire Hathaway, Inc. (the Purchasers). The sale was completed pursuant to a Stock Purchase Agreement or SPA, dated March 15, 2004. The total purchase price was $1.35 billion, subject to certain post- closing adjustments.

On July 12, 2004, Safeco contributed capital of $1,131 in cash to the Company. The contribution represented additional proceeds realized upon the sale of certain Company invested assets that were liquidated in accordance with the SPA.

Symetra Financial announced on August 2, 2004, it will exit the mutual fund business. Effective immediately, Symetra Asset Management, manager of the Symetra mutual funds, has been replaced with a new manager, Boston-based Pioneer Investment Management, Inc. Subject to trustee and fund shareholder approval, it is proposed that the $3.6 billion in assets currently held in Symetra's 22 mutual funds will become part of the Pioneer family of funds. This change is expected to be finalized before the end of the year.